                                               Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          --------------------------

                            NUTRAMAX PRODUCTS, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                                     061200464
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)


                              51 BLACKBURN DRIVE
                       GLOUCESTER, MASSACHUSETTS  01930
                   (Address of principal executive offices)


                         NUTRAMAX PRODUCTS, INC. 1996
                               STOCK OPTION PLAN
                           (Full title of the Plan)

                          --------------------------

                               DONALD E. LEPONE
                            Chief Executive Officer
                            NutraMax Products, Inc.
                              51 Blackburn Drive
                        Gloucester, Massachusetts 01930
                    (Name and address of agent for service)

                                (978) 282-1800
         (Telephone number, including area code, of agent for service)

                          --------------------------

                                   Copy to:
                          JOSEPH L. JOHNSON III, P.C.
                         GOODWIN, PROCTER & HOAR  LLP
                                Exchange Place
                                53 State Street
                          Boston, Massachusetts 02109
                                (617) 570-1000

                          --------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
Title of Securities     Amount to be         Proposed Maximum            Proposed Maximum          Amount of
to be Registered       Registered (1)   Offering Price Per Share     Aggregate Offering Price   Registration Fee
================================================================================================================

Common Stock,                194,000             $   9.875(2)              $ 1,915,750.00        $   533
$.001 par value               35,000                13.250(2)                  463,750.00            129
                              40,500                12.625(2)                  511,312.50            143
                             200,500                 5.781(3)                1,159,140.63            323
----------------------------------------------------------------------------------------------------------------
Total                        470,000                                         4,049,953.13        $ 1,128
================================================================================================================

(1) This Registration Statement also relates to such additional number of shares of Common Stock of the Registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is equal to the price at which outstanding options may be exercised.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of determining the registration fee and is equal to the average of the high and low sales prices of the Common Stock as reported on the NASDAQ SmallCap Market on January 28, 1999.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         NutraMax Products, Inc. (the "Company") hereby incorporates by reference the documents listed in (a) through (f) below, which have previously been filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended October 3, 1998, filed with the Commission (Commission File No. 0-18671) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 3, 1998; and

         (c) The description of the Company's common stock, par value $.001 per share, contained in the Company's Registration Statement on Form 8-A dated June 28, 1990, filed with the Commission (Commission File No. 0-18671) pursuant to Section 12 of the Exchange Act.

         In addition, all documents subsequently filed with the Commission by the Company pursuant to Sections 13(a) and 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, as amended, the Company has the power to indemnify its directors and officers, under certain prescribed circumstances and subject to certain limitations, against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his or her being a director or officer of the Company if it is determined that he or she acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article Tenth of the Company's Certificate of Incorporation provides that directors or officers of the Company, or others serving as a director, officer, employee or agent of another enterprise at the direction of the Company, shall be indemnified to the full extent permitted by the Delaware General Corporation Law. In addition, Article Ninth provides that the personal liability of directors of the Company shall be eliminated to the fullest extent permitted by Subsection 102(b)(7) of the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Securities and Exchange Commission has expressed its opinion that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     The Company carries directors' and officers' liability insurance covering its directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8.  EXHIBITS.

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

   4.1 NutraMax Products, Inc. 1996 Stock Option Plan
   5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
  23.1 Consent of Counsel (included in Exhibit 5.1 hereto)
  23.2 Consent of Deloitte & Touche LLP, Independent Auditors
  24.1 Powers of Attorney (included in Part II of this Registration Statement)


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Gloucester, Massachusetts, on this 3rd day of February, 1999.

                                    NUTRAMAX PRODUCTS, INC.


                                    By: /s/ Donald E. Lepone
                                       -----------------------------------------
                                      Donald E. Lepone
                                      President and Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Men By These Presents, that we, the undersigned officers and directors of NutraMax Products, Inc. hereby severally constitute Donald E. Lepone and Robert F. Burns, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable NutraMax Products, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                    Title                            Date
---------                    -----                            ----

/s/ Donald E. Lepone         President, Chief Executive       February 3, 1999
----------------------       Officer and Director
Donald E. Lepone


/s/ Robert F. Burns          Vice President, Chief Financial  February 3, 1999
----------------------       Officer and Treasurer
Robert F. Burns


/s/ Donald M. Gleklen        Director                         February 3, 1999
----------------------
Donald M. Gleklen


/s/ Bernard J. Korman        Director                         February 3, 1999
----------------------
Bernard J. Korman


/s/ Dennis M. Newnham        Director                         February 3, 1999
----------------------
Dennis M. Newnham


/s/ David M. Schulte         Director                         February 3, 1999
----------------------
David M. Schulte

                                 EXHIBIT INDEX

Exhibit No.    Description
----------     -----------

    4.1        NutraMax Products, Inc. 1996 Stock Option Plan

    5.1        Opinion of Goodwin, Procter & Hoar LLP
               as to the legality of the securities
               being registered

   23.1        Consent of Counsel (included in
               Exhibit 5.1 hereto)

   23.2        Consent of Deloitte & Touche LLP, Independent
               Auditors

   24.1        Powers of Attorney (included in Part II
               of this Registration Statement)
